EXHIBIT 23.1
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                  Consent of Registered Public Accounting Firm




We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-2 and related prospectus for the registration of 427,397 shares of common stock filed by Nestor, Inc. of our report dated March 16, 2004, relating to the financial statements and schedule which appear in Nestor, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Form S-2 Registration Statement.





/s/Carlin, Charron & Rosen, LLP
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Providence, Rhode Island

August 10, 2004